Exhibit 99.1


    Kaye Insurance Receives Notice that State of New York Seeks Information
                       Regarding Compensation Agreements
               Between Insurance Brokers and Insurance Companies

    CHICAGO--(BUSINESS WIRE)--April 23, 2004--Kaye Insurance
Associates, Inc., a subsidiary of Hub International Limited
(NYSE:HBG)(TSX:HBG), has received from the Office of the Attorney
General of the State of New York a subpoena seeking information regarding certain compensation agreements between insurance brokers and insurance companies.

    Such compensation agreements, also known as contingent agreements, between insurance companies and brokers are a long-standing and common practice within the insurance industry. Kaye Insurance now discloses such arrangements on its invoices to clients and on its web site (www.kinsurancecenter.com). In addition, Hub International discloses the arrangements in it public filings.

    Hub International and Kaye Insurance will fully cooperate with the inquiry.

    Headquartered in Chicago, IL, Hub International is a leading North American insurance brokerage that provides a broad array of property and casualty, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

    This press release may contain forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements relate, among other things, to our plans and objectives for future operations and are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, risks associated with implementing our business strategies, identifying and consummating acquisitions, integrating acquired brokerages, attaining greater market share, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the premiums charged by insurance companies with corresponding fluctuations in our premium-based revenue, any loss of services of key executives, industry consolidation, increased competition in the industry, fluctuations in the demand for insurance products and the passage of new legislation subjecting our business to regulation in jurisdictions where we operate. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Additional information regarding these risks and other factors that could cause Hub International's actual results to differ materially from our expectations is contained in the company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws,

    Hub International undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Hub International Limited, Chicago
             W. Kirk James, 312-279-4881
             Vice President, Secretary and
             Chief Development Officer
             email: kjames@hubinternational.com